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                                                                    EXHIBIT 12.1

                GERDAU AMERISTEEL CORPORATION AND GUSAP PARTNERS

                    COMPUTATION OF EARNINGS TO FIXED CHARGES


CANADIAN GAAP


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

                                                                                                         PRO FORMA RATIOS
                                                                        NINE MONTHS ENDED        --------------------------------
                                            YEAR ENDED DECEMBER 31,       SEPTEMBER 30,           Year ended    Nine months ended
                                          --------------------------    -----------------        December 31,     September 30,
US$000                                    2000      2001       2002      2002      2003             2002               2003
------                                    -----    ------     ------    ------   --------        -------------  -----------------

EARNINGS:                                 3,943    (6,066)    11,132     7,606   (15,290)            30,559          (20,557)

Income (loss)

Add:
    o   Income taxes                      2,177    (2,581)       341       565   (21,525)             4,973          (24,893)

    o   Distributions received from
        joint ventures                       --        --     21,500        --     3,600             21,500            3,600

    o   Fixed charges                    55,300    52,000     42,800    31,900    37,800             52,400           50,400
                                         ------    ------     ------    ------   -------            -------          -------
TOTAL EARNINGS                           61,420    43,353     75,773    40,071     4,585            109,432           20,750
                                         ======    ======     ======    ======   =======            =======          =======

FIXED CHARGES:

Interest expense, whether expensed or
capitalized, on all indebtedness and
deferred financing costs                 54,100    50,800     39,900    30,700    30,300             43,900           42,900

Interest on convertible debentures           --        --      1,000        --     4,300              5,100            4,300

Interest component equal to 25% of
rental expense (representing that
portion of rental expense management
believes is attributable to interest)     1,200     1,200      1,900     1,200     3,200              3,400            3,200
                                         ------    ------     ------    ------   -------            -------          -------
TOTAL FIXED CHARGES                      55,300    52,000     42,800    31,900    37,800             52,400           50,400
                                         ======    ======     ======    ======   =======            =======          =======

RATIO OF EARNINGS TO FIXED CHARGES          1.1        .8        1.8       1.2        .1                2.1               .4

DOLLAR AMOUNT OF DEFICIENCY OF ETFC          --     8,647         --        --    33,215                 --           29,650
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                                     - 2 -

U.S. GAAP


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

                                                                                                          PRO FORMA RATIOS
                                                                        NINE MONTHS ENDED         --------------------------------
                                            YEAR ENDED DECEMBER 31,       SEPTEMBER 30,            Year ended    Nine months ended
                                         ---------------------------    -----------------         December 31,     September 30,
US$000                                     2000      2001      2002      2002      2003               2002            2003
------                                   ------    ------     -----      -----    -------         ------------   -----------------

EARNINGS:                                 3,604    (6,380)    11,049     7,462    (23,317)           25,713          (28,227)


Income (loss)


Add:
    o    Income taxes                       984    (3,929)     2,500        (5)   (24,358)              713          (27,726)

    o    Distributions received from
         joint ventures                      --        --     21,500        --      3,600            21,500            3,600

    o    Fixed charges                   54,585    51,671     41,498    33,159     48,254            65,200           56,673
                                         ------    ------     ------    ------    -------           -------          -------
TOTAL EARNINGS                           59,173    41,362     76,547    40,616      4,179           113,126            4,320
                                         ======    ======     ======    ======    =======           =======          =======

FIXED CHARGES:

Interest expense, whether expensed or
capitalized, on all indebtedness and
deferred financing costs                 53,385    50,471     38,598    31,959     40,754            56,700           49,173

Interest on convertible debentures           --        --      1,000        --      4,300             5,100            4,300

Interest component equal to 25% of
rental expense (representing that
portion of rental expense management
believes is attributable to interest)     1,200     1,200      1,900     1,200      3,200             3,400            3,200
                                         ------    ------     ------    ------    -------           -------          -------
TOTAL FIXED CHARGES                      54,585    51,671     41,498    33,159     48,254            65,200           56,673
                                         ======    ======     ======    ======    =======           =======          =======

RATIO OF EARNINGS TO FIXED CHARGES          1.1       0.8        1.8       1.2        0.1               1.7              0.1

DOLLAR AMOUNT OF DEFICIENCY OF ETFC          --    10,309         --        --     44,075                --           52,353
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